SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[_]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                       Motorcar Parts & Accessories, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------


           (2)        Aggregate  number  of  securities  to  which   transaction
                      applies:

           ---------------------------------------------------------------------

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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           (4)        Proposed maximum aggregate value of transaction:

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           (5)        Total fee paid:

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[_]        Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)        Amount Previously Paid:

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           (2)        Form, Schedule or Registration Statement No.:

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            (3)         Filing Party:

           ---------------------------------------------------------------------


            (4)         Date Filed:

           ---------------------------------------------------------------------

                       MOTORCAR PARTS & ACCESSORIES, INC.
                              2727 Maricopa Street
                           Torrance, California 90503


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 3, 1997

To the Shareholders of Motorcar Parts & Accessories, Inc.:

           NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of Motorcar Parts & Accessories, Inc. (the "Company") will be held at The Penn Club, 30 West 44th Street, New York, New York, on Wednesday, September 3, 1997 at 10:30 A.M., New York City time, to consider and act upon the following matters:

(1)        The election of seven directors;

(2)        The approval of the Company's 1996 Stock Option Plan;

(3)        The approval of an amendment to the Company's 1994 Stock Option Plan;

(4)        The ratification and approval of the appointment of Richard A. Eisner
           &  Company,  LLP  as  the  Company's   independent  certified  public
           accountant for the fiscal year ending March 31, 1998; and

(5) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

           Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

           The close of business on August 7, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                             By Order of the Board of Directors,


                                             GARY J. SIMON
                                                Secretary
Torrance, California
August 8, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH SHAREHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                       MOTORCAR PARTS & ACCESSORIES, INC.
                              2727 Maricopa Street
                           Torrance, California 90503



                                 ---------------
                                 PROXY STATEMENT
                                 ---------------



           This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of Motorcar Parts & Accessories, Inc. (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, September 3, 1997, at 10:30 A.M., New York City time, at The Penn Club, 30 West 44th Street, New York, New York and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is August 8, 1997.

           Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and described below.

           A Proxy may be revoked by a shareholder at any time before its exercise by filing with Gary J. Simon, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

           The close of business on August 7, 1997 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 5,067,455 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

           A majority of the shares entitled to vote, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum.

                                   Proposal 1
                              ELECTION OF DIRECTORS

           At the Meeting, shareholders will elect seven directors to serve until the next Annual Meeting of Shareholders and until his or her respective successor is elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Mel Marks, Richard Marks, Karen Brenner, Selwyn Joffe, Mel Moskowitz, Murray Rosenzweig and Gary J. Simon to serve as directors upon their nomination at the Meeting. Each of the aforementioned individuals has advised the Company of his or her willingness to serve as a director of the Company. Shares represented by valid proxies in the accompanying form will be voted for the election of all of the directors and nominees named below, unless a contrary direction is indicated. Should any director or nominee named below become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

           The directors, nominees and executive officers of the Company, their ages and present positions with the Company, are as follows:


Name                    Age           Position with the Company
----                    ---           -------------------------

Mel Marks               69            Chairman of the Board of Directors
                                      and Chief Executive Officer

Richard Marks           45            President, Chief Operating Officer
                                      and Director

Karen Brenner           41            Nominee

Selwyn Joffe*           39            Director

Mel Moskowitz*          64            Director

Murray Rosenzweig*      73            Director

Gary J. Simon           40            Nominee and Secretary

Steven Kratz            42            Vice President - Operations

Peter Bromberg          32            Chief Financial Officer and
                                      Assistant Secretary

-----------
*          Member of Audit and Compensation Committees

INFORMATION ABOUT DIRECTORS AND NOMINEES

           The following is a brief summary of the background of each director and nominee:

           Mel Marks founded the Company in 1968. Mr. Marks has served as the Company's Chairman of the Board of Directors and Chief Executive Officer since that time. Prior to founding the Company, Mr. Marks was employed for over twenty years by Beck/Arnley-Worldparts, a division of Echlin, Inc. (one of the largest importers and distributors of parts for imported cars), where he served as Vice President. Mr. Marks is based in the Company's New York office.

           Richard Marks joined the Company in 1979. Mr. Marks has served as the Company's Vice President of Sales and, since 1987, its President and Chief Operating Officer. He has served as a director of the Company since 1979. Mr. Marks is based in the Company's Torrance office. Mr. Marks is the son of Mel Marks.

           Karen Brenner is a nominee for director of the Company. Since November 1991, Ms. Brenner has been a Managing Director of Noel Group, Inc. ("Noel"), a company holding diversified interests in various businesses, including Lincoln Snacks Company and Carlyle Industries, Inc., as discussed below. Previously, Ms. Brenner served as a director of Noel from October 1989 until November 1991, and as a Vice President of Noel from April 1989 until
November 1991. Prior to joining Noel, Ms. Brenner was a principal in a management and financial consulting business, specializing in managing turnaround situations for venture capital and leveraged buyout companies. Since June 1994, Ms. Brenner has served as Chairman and Chief Executive Officer of Lincoln Snacks, one of the leading manufacturers and marketers in the United States and Canada of caramelized pre-popped popcorn, and has also served as a director of Lincoln Snacks since its inception. Ms. Brenner was formerly Chairman of the Board of Swiss Army Brands. Since May 1996, Ms. Brenner has served as Chairman of Carlyle which, along with its subsidiaries, distributes a line of home sewing and craft products, principally buttons. She has also served as President and Chief Executive Officer of Carlyle since October 1996, and as Vice-Chairman and a director since February 1996. Ms. Brenner is currently a director of On Assignment, Inc., a leading nationwide provider of science professionals on temporary assignments to laboratories in the biotechnology, environmental, chemical, pharmaceutical, food and beverage and petrochemical industries; a member of the Board of Trustees of Prep for Prep, a charitable organization dedicated to providing preparatory education to disadvantaged children; and a trustee of the City Parks Foundation of New York.

           Selwyn Joffe has served as a director of the Company since June 1994. Since September 1995, Mr. Joffe also has served as a consultant to the Company. From 1989 until June 1996, Mr. Joffe served as President and Chief Executive Officer of Wolfgang Puck Food Company, LP, which owns and operates restaurants. Since June 1996, Mr. Joffe has been the Chief Executive Officer of Eatertainment LLC, which is in the food and restaurant business.

           Mel Moskowitz has served as a director of the Company since February 1994. In 1957, he founded and, until 1989, served as the President and Chief Executive Officer of Rodi Automotive, Inc., a company engaged in the automotive parts distribution business. Since that time, Mr. Moskowitz has acted as a private investor.

           Murray Rosenzweig has served as a director of the Company since February 1994. Since 1973, Mr. Rosenzweig has been the President and Chief Executive Officer of Linden Maintenance Corp., which operates one of the largest fleets of taxicabs in New York City.

           Gary J. Simon is a nominee for director of the Company and has been the Secretary of the Company since August 1995. Mr. Simon has been a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP, since January 1, 1993 and has been an attorney with that firm since 1987.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

           The following is a brief summary of the background of each executive officer of the Company who is not also a director of the Company:

           Steven Kratz has been employed by the Company since 1988. Before joining the Company, he was General Manager of GKN Products Company, a division of Beck/Arnley-Worldparts. As Vice President - Operations, Mr. Kratz heads the Company's research and development efforts and manages production, inventory planning and engineering.

           Peter Bromberg, a certified public accountant, has been the Company's Chief Financial Officer since March 1994. Prior thereto, he was an accountant in the New York City firm of Kraft Haiken & Bell, certified public accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended March 31, 1997, there were no late or delinquent filings except that Selwyn Joffe inadvertently did not timely file one report concerning two stock option grants.

COMMITTEES

           During the fiscal year ended March 31, 1997, the Company's Board of Directors held four meetings and took action by written consent on one occasion. Each incumbent director attended each meeting of the Board of Directors that occurred during his directorship in fiscal 1997.

           The Company has an Audit Committee of the Board of Directors. The function of the Audit Committee is to oversee the auditing procedures of the Company, receive and accept the reports of the Company's independent certified public accountants, oversee the Company's internal systems of accounting and management controls and make recommendations to the Board of Directors as to the selection and appointment of the auditors for the Company. The Audit Committee met once during fiscal 1997. The Company also has a Compensation Committee of the Board of Directors. The function of the Compensation Committee is to administer, upon delegation of the Board of Directors of the power to administer, the Company's stock option plans, make other relevant compensation decisions of the Company and such other matters relating to compensation as may be prescribed by the Board of Directors. The Compensation Committee held three meetings and took action by unanimous written consent on three occasions during fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Compensation Committee during fiscal 1997 were, until August 4, 1996, Messrs. Rosenzweig, Moskowitz, M. Marks (an officer of the Company) and R. Marks (also an officer of the Company) and, thereafter, Messrs. Rosenzweig, Moskowitz and Joffe. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. In October 1996, pursuant to a three-year consulting agreement entered into by the Company and Mr. Joffe (as described below), Mr. Joffe was granted options to purchase 15,000 shares of Common Stock at an exercise price of $13.44 per share as compensation for financial advisory and consulting services thereunder. The grant of these options is subject to approval by the Company's shareholders at the Meeting. See "Compensation of Directors".

PERFORMANCE GRAPH

           The following graph compares the cumulative return to holders of Common Stock from the date of the Company's initial public offering on March 23, 1994 to March 31, 1994 and for the three fiscal years ended March 31, 1997 with the National Association of Securities Dealers Automated Quotation ("NASDAQ") Market Index and a peer group index of five competing companies for the same period. The comparison assumes $100 was invested at the close of business on March 23, 1994 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.



                                [GRAPHIC OMITTED]
         THE TABULAR CHART BELOW DEPICTS THE PERFORMANCE CHART OMITTED

                               Base Period           Year Ended March 31,
                               -----------           --------------------
Company\Index                 March 23, 1994    1994     1995     1996     1997
-------------                 --------------    ----     ----     ----     ----

MOTORCAR PARTS & ACCESSORIES, INC .   100      141.67   162.50   262.50   235.42
NASDAQ ............................   100       93.16   103.66   140.71   156.08
PEER GROUP ........................   100       93.07    90.89   104.61   103.07

                TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED
                ------------------------------------------------


                            ANNUAL RETURN PERCENTAGE


                                                   Year Ended March 31,
Company\Index                              1994(1)     1995      1996     1997
--------------                             -------     ----      ----     ----

Motorcar Parts & Accessories, Inc..........41.67       14.71     61.54   -10.32
NASDAQ.....................................-6.84       11.27     35.74    10.92
Peer Group.................................-6.93       -2.35     15.10    -1.47


                                 INDEXED RETURNS


                               Base Period           Year Ended March 31,
                               -----------           --------------------
Company\Index                 March 23, 1994    1994     1995     1996     1997
-------------                 --------------    ----     ----     ----     ----

MOTORCAR PARTS & ACCESSORIES, INC .   100      141.67   162.50   262.50   235.42
NASDAQ ............................   100       93.16   103.66   140.71   156.08
PEER GROUP ........................   100       93.07    90.89   104.61   103.07


Peer Group Population:
Arrow Automotive Industries, Inc.
Dana Corporation
Echlin Inc.
The Standard Products Company
Superior Industries International, Inc.

------------------

(1) From the date of the Company's initial public offering, at a price per share of $6.00, on March 23, 1994.

COMPENSATION COMMITTEE REPORT

           Overview and Philosophy
           -----------------------

           The Compensation Committee of the Board of Directors is composed of three directors, none of whom is an employee of the Company. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

           The objectives of the Company's executive compensation program are to:

               *    Support the achievement of desired Company performance.

               * Provide compensation that will attract and retain superior talent and reward performance.

           The executive compensation program provides an overall level of compensation opportunity that is competitive within the automotive remanufacturing industry, as well as with a broader group of companies of comparable size and complexity.

           Executive Officer Compensation Program
           --------------------------------------

           The Company's executive officer compensation program is comprised of base salary, bonus and long-term incentive compensation in the form of stock options and various benefits, including medical plans and deferred compensation arrangements.

           Base Salary. Base salary levels for the Company's executive officers are competitively set relative to companies in comparable manufacturing industries. In addition, the Committee has reviewed an independent report in assessing comparable executive compensation arrangements. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. The Committee considered each of these factors in approving the salary increases for Mel Marks as well as for certain other of the Company's executive officers.

           Bonus. Executive officers, including Mel Marks, and certain key employees participate in the Executive and Key Employee Incentive Bonus Plan under which bonuses may be awarded, provided earnings before interest and taxes, exclusive of extraordinary items, of a fiscal year exceeds such earnings for the prior fiscal year by at least 20%. Under the bonus plan, participants are grouped into four classes, with each class having a different range of bonus payments for achieving specified targets of such earnings. The maximum bonus payments, payable in the event that such earnings for a fiscal year exceed such earnings for the prior fiscal year by 40%, range among the groups from 27% to 50% of base salary.

           Stock Option Program. The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees), consultants and to directors.

           Deferred Compensation. The Company contributes on behalf of each executive officer, $.50 on each dollar, up to six percent of such executive officer's annual salary and bonus, to the Company's non-qualified deferred compensation plan.

           Benefits. The Company provides to executive officers medical benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed ten percent of salary for fiscal 1997.

                                       Selwyn Joffe
                                       Mel Moskowitz
                                       Murray Rosenzweig

                                       Members of the Compensation Committee

COMPENSATION OF DIRECTORS

           Each of the Company's non-employee directors receives annual compensation of $10,000, is paid a fee of $2,000 for each meeting of the Board of Directors attended and $500 for each meeting of a Committee of the Board of Directors attended and is reimbursed for reasonable out-of-pocket expenses in connection therewith.

           The Company's 1994 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") provides that each non-employee director of the Company will be granted thereunder ten-year options to purchase 1,500 shares of Common Stock upon his or her initial election as a director, which options are fully exercisable on the first anniversary of the date of grant. The exercise price of the option will be equal to the fair market value of the Common Stock on the date of grant. The Non-Employee Director Plan was adopted by the Board of Directors on October 1, 1994, and by the shareholders in August 1995, in order to attract, retain and provide incentive to directors who are not employees of the Company. The Board of Directors does not have authority, discretion or power to select participants who will receive options pursuant to the Non-Employee Director Plan, to set the number of shares of Common Stock to be covered by each option, to set the exercise price or period within which the options may be exercised or to alter other terms and conditions specified in such plan. To date, options to purchase 4,500 shares of Common Stock, at an exercise price of $8.125 per share, have been granted under the Non-Employee Director Plan, none of which has been exercised.

           In addition, the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") provides that each non-employee director of the Company receive formula grants of stock options as described below. Each person who served as a non-employee director of the Company during all or part of a fiscal year (the "Fiscal Year") of the Company, including March 31 of that Fiscal Year, will receive on the immediately following April 30 (the "Award Date"), as compensation for services rendered in that Fiscal Year, an award under the Stock Option Plan of immediately exercisable ten-year options to purchase 1,500 shares of Common Stock (a "Full Award") at an exercise price equal to the fair market value of the Common Stock on the Award Date. Each non-employee director who served during less than all of the Fiscal Year is awarded one-twelfth of a Full Award for each month or portion thereof that he or she served as a non-employee director of the Company. As formula grants under the Stock Option Plan, the foregoing grants of options to directors are not subject to the determinations of the Board of Directors or the Compensation Committee.

           In September 1995, the Company entered into a three-year consulting agreement with Selwyn Joffe, a director of the Company, pursuant to which Mr. Joffe is to provide certain financial advisory and consulting services to the Company. The agreement provides that Mr. Joffe receive, on that date and on each of the next two anniversaries of that date, subject to his continuing performance under the consulting agreement as compensation for his services thereunder, a one-time grant of immediately exercisable options to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock. Accordingly, in September 1995, Mr. Joffe was granted ten-year options to purchase 15,000 shares of Common Stock at an exercise price of $13.125 per share. The grant of these options is subject to approval by the Company's shareholders at the Meeting. See "Proposal 3: Approval of an Amendment to the Company's 1994 Stock Option Plan". Further in accordance with the consulting agreement, in October 1996, subject to the approval of the Company's shareholders at the Meeting, Mr. Joffe was granted ten-year options to purchase 15,000 shares of Common Stock at an exercise price of $13.44 per share. See "Proposal 2: Approval of the Company's 1996 Stock Option Plan".

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


           The following table sets forth, as of July 21, 1997, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock.


                                            Amount and Nature
Name and Address                            of Beneficial      Percent
of Beneficial Shareholder                   Ownership(1)       of Class
-------------------------                   ------------       --------

Mel Marks                                      764,411          15.1%
   c/o Motorcar Parts & Accessories, Inc.
   2727 Maricopa Street
   Torrance, CA 90503

Richard Marks                                563,122(2)         11.1%
   c/o Motorcar Parts & Accessories, Inc.
   2727 Maricopa Street
   Torrance, CA 90503

Gary J. Simon (3)                              253,714           5.0%
   c/o Parker Chapin Flattau & Klimpl, LLP
   1211 Avenue of the Americas
   New York, NY 10036

Steven Kratz                                  50,000(4)          (9)
   c/o Motorcar Parts & Accessories, Inc.
   2727 Maricopa Street
   Torrance,  CA  90503

Peter Bromberg                                30,900(5)          (9)
   c/o Motorcar Parts & Accessories, Inc.
   2727 Maricopa Street
   Torrance,  CA  90503

Mel Moskowitz                                 6,500(6)           (9)
   6963 Queen Ferry Circle
   Boca Raton, FL  33496

Murray Rosenzweig                             17,500(6)          (9)
   24 Northwood Lane
   Boynton Beach, FL  33436

                                            Amount and Nature
Name and Address                            of Beneficial      Percent
of Beneficial Shareholder                   Ownership(1)       of Class
-------------------------                   ------------       --------


Selwyn Joffe                                  35,150(7)          (9)
   c/o Eatertainment LLC
   8619 Sunset Boulevard
   Los Angeles, CA  90069

Karen Brenner                                    ---             ---
   c/o Noel Group, Inc.
   667 Madison Avenue
   New York, NY 10021

Directors and executive                     1,467,583(8)        28.1%
   officers as a group
   (7 persons)
------------------

(1) The listed shareholders, unless otherwise indicated in the footnotes below, have direct ownership over the amount of shares indicated in the table.

(2) Includes 25,000 shares issuable upon exercise of currently exercisable options, 142,857 shares held by The Richard Marks Trust, of which Richard Marks is a Trustee and a beneficiary, 4,750 shares held by Mr. Marks' wife and 8,996 shares held by his son.

(3) Gary J. Simon, by virtue of his shared voting and dispositive power as a Trustee over the shares held by both The Richard Marks Trust and The Debra Schwartz Trust, may be deemed the beneficial owner of a total of 250,714 shares, representing the aggregate share holdings of the trusts.

(4) Represents 35,000 shares issuable upon exercise of currently exercisable options and 15,000 shares issuable upon exercise of options exercisable commencing September 1, 1997 granted under the 1994 Stock Option Plan.

(5) Includes 30,000 shares issuable upon exercise of currently exercisable options granted under the 1994 Stock Option Plan.

(6) Includes 3,000 shares issuable upon exercise of currently exercisable options granted under the 1994 Stock Option Plan and 1,500 shares issuable upon exercise of currently exercisable options granted under the Non-Employee Director Plan.

(7) Includes 17,750 shares issuable upon exercise of currently exercisable options granted under the 1994 Stock Option Plan, 15,000 shares issuable upon exercise of currently exercisable options granted under the 1996 Stock Option Plan and 1,500 shares issuable upon exercise of currently exercisable options granted under the Non-Employee Director Plan.

(8) Includes 128,750 shares issuable upon exercise of currently exercisable options granted under the 1994 Stock Option Plan, 15,000 shares issuable upon exercise of currently exercisable options granted under the 1996 Stock Option Plan and 4,500 shares issuable upon exercise of currently exercisable options granted under the Non-Employee Director Plan.

(9)  Less than 1%.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

           The following table sets forth information concerning the annual compensation of the Company's chief executive officer and other most highly compensated executive officers, whose salary and bonus exceeded $100,000 for the 1997 fiscal year, for services in all capacities to the Company during the Company's 1997, 1996 and 1995 fiscal years.

                                                                      Long-Term
                                 Annual Compensation                Compensation
                                 -------------------                -------------
                                                                       Shares
Name and Principal ....                                Other Annual   Underlying    All Other
Position ..............   Year     Salary      Bonus   Compensation    Options      Compensation(2)
-----------------------   ----     ------      -----   ------------    -------      ---------------
Mel Marks .............   1997   $300,231   $150,000       --            --        $ 16,292
    Chairman of the ...   1996   $252,000   $175,000       --            --            --
    Board and Chief ...   1995   $252,969   $ 50,000       --            --            --
    Executive Officer

Richard Marks .........   1997   $300,231   $150,000   $ 12,695        50,000      $    135
    President and Chief   1996   $252,145   $175,000   $  9,060          --            --
    Operating Officer .   1995   $252,969   $ 50,000       --            --            --

Steven Kratz ..........   1997   $175,214   $ 87,500   $  6,501        20,000(3)
    Vice President - ..   1996   $152,395   $ 75,000   $  4,569        35,000(3)
    Operations ........   1995   $128,442   $ 10,000       --            --

Peter Bromberg ........   1997   $119,711   $ 48,000   $  4,597        12,500(3)
    Chief Financial ...   1996   $100,057   $ 40,000   $  3,180         5,000(3)
    Officer and .......   1995   $ 85,000       --         --            --
    Assistant Secretary

--------

(1) Represents amounts subject to the Company's non-qualified deferred compensation plan contributed on the executive employee's behalf by the Company. (2) Consists of the dollar value of split-dollar life insurance benefits. (3) These shares were repriced during fiscal 1997.

                        Option Grants in Last Fiscal Year


                                                                                              Potential Realizable
                                                                                              Value at Assumed
                Number of          % of Total                                                 Annual Rates of Stock
                Securities         Options Granted                                            Price Appreciation for
                Underlying         to Employees           Exercise or      Expiration              Option Terms
Name            Options Granted    in Fiscal 1997(4)      Base Price       Date                5%($)      10%($)
----            ---------------    --------------------   --------------   ----------------    -----      ------
                                                                             November 28,
Richard Marks    50,000(1)                28.1%            $14.69/share      2006             $461,923  $1,170,604
Steven Kratz     20,000(2)                11.3%            $10.63/share(5)   April 17, 2006   $133,703    $338,830
Peter Bromberg   12,500(3)                 7.0%            $10.63/share(5)   April 17, 2006    $83,564    $211,769

---------------

(1) The options are currently exercisable as to 25,000 shares and exercisable as to 25,000 shares commencing December 2, 1997.

(2)  The options are fully exercisable commencing April 18, 1999.

(3) The options are currently exercisable as to 10,000 shares and exercisable as to 2,500 shares commencing April 18, 1998.

(4)  Does not include options repriced during fiscal 1997.

(5) The options were repriced during fiscal 1997 from $16.00 per share to $10.63 per share.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                                      Number of Securities         Value of Unexercised
                                                      Underlying Unexercised       in-the-Money Options
                 Shares Acquired    Value             Options at Fiscal Year End   at Fiscal Year End
Name             on Exercise (#)    Realized ($)(1)   Exercisable/Unexercisable    Exercisable/Unexercisable(2)
----             ----------------   ---------------   --------------------------   ----------------------------
Richard Marks          0                 $0                 25,000/25,000                    $0/$0
Steven Kratz        10,000            $115,750              60,000/40,000              $406,950/$132,400
Peter Bromberg       5,000             $57,250              15,000/17,500               $119,100/$57,925

---------------

(1) Represents the fair market value of the underlying shares of Common Stock on the date of exercise less the option exercise price.

(2) Based on the fair market value per share of $13.94 on the last day of fiscal 1997.

OPTION REPRICING

           The following table sets forth information with respect to the participation by the Company's current and former executive officers in all repricing programs implemented by the Company during the last completed fiscal year.

                            TEN-YEAR OPTION REPRICING

                                                                                                    Length of
                                                                                                    Original
                                 Number of                                                          Option Term
                                 Securities                                                         Remaining at
                                 Underlying     Market Price of    Exercise Price at                Date of
                                 Options        Stock at Time of   Time of              New         Repricing or
                                 Repriced or    Repricing or       Repricing or         Exercise    Amendment
Name and Position      Date      Amended (#)    Amendment ($)      Amendment ($)        Price ($)   (Years)
--------------------   -------   ------------   ---------------    ------------------   ---------   ------------
Steven Kratz
VP - Operations        8/15/96      35,000          $10.63           $13.125            $10.63          9.0

Steven Kratz
VP - Operations        8/15/96      20,000          $10.63            $16.00            $10.63          9.66

Peter Bromberg
CFO and Assistant
Secretary              8/15/96       5,000          $10.63           $13.125            $10.63          9.0

Peter Bromberg
CFO and Assistant
Secretary              8/15/96      12,500          $10.63            $16.00            $10.63          9.66

Eli Markowitz
Vice President         8/15/96      50,000          $10.63            $13.125           $10.63          9.0

Eli Markowitz
Vice President         8/15/96      10,000          $10.63            $16.00            $10.63          9.66


COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

           The 1994 Stock Option Plan was established as an employment incentive to retain the persons necessary for the development and financial success of the Company. As a result of the decrease in the market price during the preceding months and recognizing that previously granted stock options had lost much of their value in motivating employees, including the named executive officers, to remain with the Company and share in its overall financial goals, the Compensation Committee of the Board of Directors in August 1996, pursuant to the authority granted under the 1994 Stock Option Plan, voted to approve the repricing of 180,250 options, including 132,500 options granted to the executive officers named above. Such repricing was effected by offering to exchange new options with an exercise price of $10.63 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees.

The new options otherwise would have identical terms and conditions as the current options. By repricing the existing options granted under the 1994 Stock Option Plan, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company.


                                     Selwyn Joffe
                                     Mel Moskowitz
                                     Murray Rosenzweig

                                     Members of the Compensation Committee


           The Company has obtained individual term life insurance policies covering each of Mel Marks, Richard Marks and Steven Kratz in the amount of $1,400,000, $1,650,000 and $1,000,000, respectively. The Company is the sole beneficiary under these policies. The Company has obtained directors and officers liability insurance in the amount of $10,000,000. The annual premium for this insurance is $108,900.

           The Company has agreed to fund on a split dollar basis approximately $6,000,000 of survivorship life insurance on the joint lives of Mel Marks and his wife. The aggregate annual premiums are approximately $69,300. The Company also has agreed to fund on a split dollar basis approximately $4,500,000 of survivorship life insurance on the joint lives of Richard Marks and his wife. The aggregate annual premiums are approximately $24,200. Under the agreements, the Company will be reimbursed for its premium costs either by insurance proceeds upon the death of the insureds or out of the cash surrender value or otherwise upon termination of the arrangement.

EMPLOYMENT AGREEMENTS

           The Company has entered into an employment agreement, as amended to date, with Mel Marks pursuant to which he is employed full-time as the Company's Chairman of the Board and Chief Executive Officer. The agreement expires in September 1999 and provides for an annual base salary of $300,000. The Company's Board of Directors also may grant bonuses or increase the base salary payable to Mr. Marks. In addition to his cash compensation, Mr. Marks receives an automobile allowance and other benefits, including those generally provided to other employees of the Company. The agreement further provides for a severance payment of one year's salary upon termination of employment under certain circumstances. In addition, in the event of the termination of employment (including termination by Mr. Marks for "good reason") within two years after a "change in control" of the Company, Mr. Marks will (except if termination is for cause) be entitled to receive a lump sum payment equal in amount to the sum of
(i) Mr. Marks' base salary and average three-year bonus through the termination date and (ii) three times the sum of such salary and bonus. In addition, the Company must in such circumstances continue Mr. Marks' then current employee benefits for the remainder of the term of the employment agreement. In no case, however, may Mr. Marks receive any payment or benefit in connection with a change in control in excess of 2.99 times his "base amount"

(as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")).

           The Company has entered into an employment agreement, as amended to date, with Mr. Richard Marks pursuant to which he is employed full-time as the Company's President and Chief Operating Officer. The agreement expires in September 2000 and provides for an annual base salary of $400,000. The Company's Board of Directors also may grant bonuses or increase the base salary payable to Mr. Marks. In addition to his cash compensation, Mr. Marks receives an automobile allowance and other benefits, including those generally provided to other employees of the Company. The agreement further provides for a severance payment of one year's salary upon termination of employment under certain circumstances. In addition, in the event of the termination of employment (including termination by Mr. Marks for "good reason") within two years after a "change in control" of the Company, Mr. Marks will (except if termination is for cause) be entitled to receive a lump-sum payment equal in amount to the sum of
(i) Mr. Marks' base salary and average three-year bonus through the termination date and (ii) three times the sum of such salary and bonus. In addition, the Company must in such circumstances continue Mr. Marks' then current employee benefits for the remainder of the term of the employment agreement. In no case, however, may Mr. Marks receive any payment or benefit in connection with a change in control in excess of 2.99 times his "base amount" (as that term is defined in Section 280G of the Code).

           The Company has entered into an employment agreement, as amended to date, with Mr. Steven Kratz pursuant to which he is employed full-time as the Company's Vice President - Operations. The agreement expires in September 1999 and provides for an annual base salary of $225,000. The Company's Board of Directors also may grant bonuses or increase the base salary payable to Mr. Kratz. In addition to his cash compensation, Mr. Kratz has exclusive use of a Company-owned automobile and he receives additional benefits, including those that are generally provided to other employees of the Company. Pursuant to the agreement, Mr. Kratz also has been granted options under the 1994 Stock Option Plan to purchase (i) 65,000 shares of Common Stock at an exercise price of $6.00 per share, 30,000 of which have been exercised and the remainder of which are fully vested, and (ii) 35,000 shares of Common Stock at an exercise price of $10.63 per share, of which 15,000 are exercisable commencing September 1, 1997 and 20,000 are exercisable commencing September 1, 1998.

           The Company has entered into an employment agreement, as amended to date, with Mr. Peter Bromberg pursuant to which he is employed full-time as the Company's Chief Financial Officer. The agreement expires in September 1998 and provides for an annual base salary of $145,000. In addition to his cash compensation, Mr. Bromberg receives an automobile allowance and additional benefits, including those that are generally provided to other employees of the Company. Pursuant to the agreement, Mr. Bromberg also has been granted options under the 1994 Stock Option Plan to purchase (i) 20,000 shares of Common Stock at an exercise price of $6.00 per share, 5,000 of which have been exercised and the remainder of which are fully vested, and (ii) 5,000 shares of Common Stock at an exercise price of $10.63, all of which are fully vested.

           In  conformity  with the Company's  policy,  all of its directors and
officers  execute   confidentiality   and  nondisclosure   agreements  upon  the
commencement of employment with the

Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. The Company's employment agreements with Messrs. Marks and Bromberg also contain non-competition provisions that preclude each employee from competing with the Company for a period of two years from the date of termination of his employment. The
Company's employment agreement with Mr. Kratz contains a non-competition provision which precludes him from competing with the Company for a period of one year from the date of termination of his employment. Public policy limitations and the difficulty of obtaining injunctive relief may impair the Company's ability to enforce the non-competition and nondisclosure covenants made by its employees.

EXECUTIVE AND KEY EMPLOYEE INCENTIVE BONUS PLAN

           In August 1995, the Board of Directors approved the adoption of the Company's Executive and Key Employee Incentive Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide an incentive for (i) each officer of the Company elected by the Board of Directors and not excluded by the Compensation Committee, including the executive officers named in the Summary Compensation Table, and (ii) each key employee expressly included by the Compensation Committee (collectively, the "Participants") to achieve substantial increases in the profitability of the Company in comparison to the Company's performance in the previous fiscal year by providing bonus compensation tied to such increases in profitability.

           The Bonus Plan is administered by the Compensation Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or times for payment of bonuses. The Compensation Committee establishes the bonus targets and performance goals and establishes any other measures as may be necessary to meet the objectives of the Bonus Plan.

           No bonuses will be awarded under the Bonus Plan unless the earnings before interest and taxes, exclusive of extraordinary items, of a fiscal year exceeds such earnings for the prior fiscal year by at least 20%. Under the Bonus Plan, Participants are grouped into four classes, with each class having a different range of bonus payments for achieving specified targets of such earnings. The maximum bonus payments, payable in the event that such earnings for a fiscal year exceed such earnings for the prior fiscal year by 40%, range among the groups from 27% to 50% of base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In April 1997, the Company acquired all of the outstanding capital stock of MVR Products Pte Limited ("MVR") and Unijoh Sdn, Bhd ("Unijoh") from its shareholders, Mel Marks, Richard Marks and Vincent Quek (each of whom owned one-third of each acquired entity). Each of Messrs. Marks is a director, executive officer and more than five percent shareholder of the Company. Prior to the acquisition, substantially all of the business of MVR and Unijoh had been conducted in connection with the business of the Company. MVR operates a shipping warehouse and testing facility and maintains office space and remanufacturing capability in Singapore. Unijoh conducts in Malaysia remanufacturing operations similar to those conducted by the Company at its remanufacturing facilities in Torrance. The aggregate purchase price for both acquired entities was 145,455 shares of Common Stock of the Company. The shares of Common Stock were not registered for sale pursuant to the Securities Act of 1933, nor were any registration rights granted by the Company to the selling shareholders. In addition, the shares of Common Stock are subject to a lock-up arrangement with the Company releasing for public resale one-fourth of such shares on each of the first four anniversaries of the acquisition. The purchase price and other terms of the acquisitions were determined by the Special Committee of the Board of Directors of the Company following negotiations with the selling shareholders. In connection with, and as a condition to, the acquisitions, the Special Committee received a fairness opinion from Houlihan Lokey Howard & Zukin, a specialty investment banking firm. The Special Committee approved the acquisitions on March 21, 1997, on which date the closing price per share of the Common Stock of the Company on NASDAQ was $13.75.

           In September 1995, Selwyn Joffe, a director of the Company, entered into a three-year consulting agreement with the Company pursuant to which he provides certain financial advisory and consulting services to the Company. The agreement provides that Mr. Joffe receive, as sole compensation for his services thereunder, a grant on the first day of each year during the term of the agreement of immediately exercisable options to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on that date. Accordingly, in each of September 1995 and October 1996, Mr. Joffe was granted options to purchase 15,000 shares of Common Stock at a per share exercise price of $13.125 and $13.44, respectively.

           Gary J. Simon, a director nominee and Secretary of the Company, is a partner in the law firm of Parker Chapin Flattau & Klimpl, LLP, which is counsel to the Company.

                                   Proposal 2
                APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN

           On October 4, 1996, the Company's Board of Directors approved the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") and directed that the 1996 Stock Option Plan be submitted to the Company's shareholders for approval at the Meeting. The Board of Directors adopted the 1996 Plan, which covers 30,000 shares of Common Stock, upon evaluating the Company's existing compensation programs and the Company's long-range goals and expansion plans.

           The Board concluded that the addition of a stock option plan was necessary for the Company to continue to attract, motivate and retain qualified employees and directors and would be used, in whole or in part, to satisfy its obligation to grant options to Selwyn Joffe, a director of the Company, pursuant to the terms of his consulting agreement with the Company.

THE 1996 STOCK OPTION PLAN

           The following is a discussion of certain terms of the 1996 Stock Option Plan, as amended:

           Types of Grants and Eligibility
           -------------------------------

           The 1996 Stock Option Plan is designed to provide an incentive to key employees (including officers and directors who are key employees), non-employee directors and consultants of the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such individuals. The 1996 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs").

           Shares Subject to the 1996 Stock Option Plan
           --------------------------------------------

           The aggregate number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan may not exceed 30,000; provided, however, that the maximum number of shares of Common Stock with respect to which options may be granted to any individual in any fiscal year may not exceed 30,000. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable may again become available for the granting of options under the 1996 Stock Option Plan.

           Administration of the 1996 Stock Option Plan
           --------------------------------------------

           The 1996 Stock Option Plan is administered by the Board of Directors which, to the extent it shall determine, may delegate its powers with respect to the administration of the 1996 Stock Option Plan to a committee of the Board of Directors (the "Committee") consisting of not less than two directors, each of whom shall be a "non-employee director" within the meaning of rules and regulations promulgated by the Securities and Exchange Commission. References in the 1996 Stock Option Plan to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board of Directors.

           Subject to the express provisions of the 1996 Stock Option Plan, the Committee has the authority, in its sole discretion, with respect to options to determine, among other things: the key employees and consultants who are to receive options; the times when they may receive options; whether an option granted to an employee is to be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option is to become exercisable; whether an option is to be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments are to be cumulative; the date each installment is to become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price are to become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; and whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in an applicable stock option contract. With respect to all options, the Committee has such discretion to determine the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the 1996 Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the 1996 Stock Option Plan; and to make all other determinations necessary or advisable for administering the 1996 Stock Option Plan.

           Exercise Price
           --------------

           The exercise price of the shares of Common Stock under each option is to be determined by the Committee; provided, however, that the exercise price is not to be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its subsidiaries or of a parent, the exercise price of such ISO may not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The exercise price of the shares of Common Stock under each Director Option (as defined below) shall be equal to the fair market value of the Common Stock subject to the option on the date of grant.

           Term
           ----

           The term of each option granted pursuant to the 1996 Stock Option Plan is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the 1996 Stock Option Plan is to be for a period not exceeding ten years from the date of grant thereof, and further provided, that if, at the time an ISO is granted, the optionee owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, of any of its subsidiaries or of a parent, the term of the ISO is to be for a period not exceeding five years from the date of grant. Each NQSO granted pursuant to the 1996 Stock Option Plan to a director of the Company who, on the date of grant, is not an employee of the Company or a Subsidiary of the Company (a "Director Option") is to be exercisable for a term of ten years commencing on the date of grant.

           Exercise
           --------

           An option (or any part or installment thereof), to the extent then exercisable, is to be exercised by giving written notice to the Company at its principal office. Payment in full of the aggregate exercise price may be made
(a) in cash or by certified check, or (b) if the applicable stock option contract at the time of grant so permits, with the authorization of the Committee, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) with any combination of cash, certified check or shares of Common Stock.

           The Committee may, in its discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed exercise notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price.

           Termination of Relationship
           ---------------------------

           Any employee holder of an option whose employment with the Company (and its parent and subsidiaries) has terminated for any reason other than his death or disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, said option terminates immediately. Options granted to employees under the 1996 Stock Option Plan are not affected by any change in the status of the holder so long as he or she continues to be a full-time employee of the Company, its parent or any of its subsidiaries (regardless of having been transferred from one corporation to another).

           The termination of an optionee's relationship as a consultant of the Company or of a subsidiary of the Company will not affect the option except as may otherwise be provided in the applicable stock option contract. A Director Option may be exercised at any time during its ten year term. The Director Option will not be affected by the holder ceasing to be a director of the Company or becoming an employee or consultant of the Company or any of its subsidiaries.

           Death or Disability
           -------------------

           If an optionee dies (a) while he is employed by the Company, its parent or any of its subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination of his employment by reason of disability, an employee's option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

           Any optionee whose employment has terminated by reason of disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

           The death or disability of a consultant optionee to whom an option has been granted under the 1996 Stock Option Plan will not effect the option, except as may otherwise be provided in the applicable stock option contract. The term of a Director Option will not be affected by the death or disability of the optionee. In such case, the option may be exercised at any time during its term by his executor, administrator or other person at the time entitled by law to the optionee's rights under such option.

           Adjustments Upon Changes in Common Stock
           ----------------------------------------

           Notwithstanding any other provisions of the 1996 Stock Option Plan, in the event of any change in the outstanding Common Stock by reason of a share dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the 1996 Stock Option Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

           In the event of (a) the  liquidation  or  dissolution of the Company,
(b) a  merger  or  consolidation  in  which  the  Company  is not the  surviving corporation, or (c) any other capital reorganization (other than a recapitalization) in which more than 50% of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options will terminate, unless other provision is made therefor in the transaction.

           Amendments and Termination of the 1996 Stock Option Plan
           --------------------------------------------------------

           No option may be granted under the 1996 Stock Option Plan after October 3, 2006. The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the 1996 Stock Option Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted thereunder meet the requirements for "incentive stock options" under the Code and to comply with the provisions of certain rules and regulations promulgated by the Securities and Exchange Commission, among other things; provided, however, that no amendment may be effective without the requisite prior or subsequent shareholder approval which would (a) except as required for anti-dilution adjustments, increase the maximum number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan, (b) materially increase the benefits to participants under the 1996 Stock Option Plan, or

(c) change the eligibility requirements for individuals entitled to receive options under the 1996 Stock Option Plan.

           Non-Transferability of Options
           ------------------------------

           No option granted under the 1996 Stock Option Plan may be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by such holder or such holder's legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and may not be subject to execution, attachment or similar process.

           Withholding Taxes
           -----------------

           The Company may withhold cash and/or, with the authorization of the Committee, shares of Common Stock to be issued having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company may not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

           Federal Income Tax Treatment
           ----------------------------

           The following is a general summary of the federal income tax consequences under current tax law of ISOs and NQSOs. It does not purport to cover special rules relating to, among other things, the exercise of an option with previously acquired shares nor state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

           Generally, a holder does not recognize taxable income for federal income tax purposes upon the grant of an ISO or NQSO.

           In the case of an ISO, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period (a "disqualifying disposition"), a portion of his gain equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (but not more than the gain realized on the disposition) will be treated as ordinary income and the Company will generally be entitled to a deduction for such amount. Any additional gain or loss will be treated as a long-term or short-term capital gain or loss. Long-term capital gain is generally taxed at a more favorable rate than ordinary income. Proposed legislation would make such treatment even more favorable. There can be no assurance, however, that such proposed legislation will be enacted.

           Upon the exercise of a NQSO, the holder recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price of the NQSO; the holder's basis in the shares acquired is equal to the amount, if any, paid upon exercise, increased by the amount of ordinary income required to be recognized; and the Company is generally entitled to a deduction for the amount of ordinary income recognized by the holder. If the optionee later sells the shares acquired pursuant to the NQSO, he or she will recognize long-term or short-term capital gain or loss depending upon the optionee's holding period for the stock.

           Pursuant to currently applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of a NQSO that has been outstanding at least six months ordinarily will be the date of exercise. If a NQSO is exercised by a
Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Pursuant to a recent amendment to the rules under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, while there can be no assurance that either of the conditions described in clauses (i) or (ii) above will be satisfied with respect to awards made under the 1996 Stock Option Plan, the taxable event for the exercise of a NQSO that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

           In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares on the date of exercise over the exercise price therefor is an increase to his alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

NEW PLAN BENEFITS

           Subject to shareholder approval of the 1996 Stock Option Plan, set forth below is the number of shares of Common Stock underlying options currently determined to be granted under the 1996 Stock Option Plan to each of the persons indicated:

                                        Dollar Value      Number of Options
                                        ------------      -----------------

Non-Executive Directors as a Group      $209,100(1)             15,000


---------------

(1) Based on the fair market value per share of $13.94 on the last day of fiscal 1997.


  The Board of Directors recommends that shareholders vote FOR this proposal.

                                   Proposal 3
        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN

           The Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") was adopted by the Company's Board of Directors and approved by the Company's shareholders in January 1994 and amended by the shareholders in September 1994 to increase the number of shares available under the 1994 Stock Option Plan to 450,000 and to award annually to non-employee directors options to purchase up to 1,500 shares of Common Stock. In August 1996, the Company's shareholders approved an amendment to the 1994 Stock Option Plan to increase the number of shares available under the 1994 Stock Option Plan to 720,000. On October 4, 1996, the Company's Board of Directors approved an amendment to the 1994 Stock Option Plan and directed that the amendment be submitted to the Company's shareholders for approval at the Meeting. The amendment brought the 1994 Stock Option Plan into compliance with certain new rules and regulations, including Rule 16b-3, promulgated under the Securities Act of 1933, which took effect in 1996 and affected stock option plans such as the 1994 Stock Option Plan, further permits non-employee directors to be eligible to be granted options under the 1994 Stock Option Plan other than the annual award referred to above and gives effect to other changes. In particular, it is contemplated that the 1994 Stock Option Plan as amended would be used, in part, to satisfy the Company's obligation to grant options to Selwyn Joffe, a non-employee director of the Company, pursuant to the terms of his consulting agreement with the Company.

THE 1994 STOCK OPTION PLAN

           The following is a discussion of certain terms of the 1994 Stock Option Plan, as amended:

           Types of Grants and Eligibility
           -------------------------------

           The 1994 Stock Option Plan is designed to provide an incentive to key employees (including officers and directors who are key employees), non-employee directors and consultants of the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such individuals. The 1994 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs").

           Shares Subject to the 1994 Stock Option Plan
           --------------------------------------------

           The aggregate number of shares of Common Stock for which options may be granted under the 1994 Stock Option Plan may not exceed 720,000; provided, however, that the maximum number of shares of Common Stock with respect to which options may be granted to any individual in any fiscal year may not exceed 100,000. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable may again become available for the granting of options under the 1994 Stock Option Plan.

           Administration of the 1994 Stock Option Plan
           --------------------------------------------

           The 1994 Stock Option Plan is administered by the Board of Directors which, to the extent it shall determine, may delegate its powers with respect to the administration of the 1994 Stock Option Plan to a committee of the Board of Directors (the "Committee") consisting of not less than two directors, each of whom shall be a "non-employee director" within the meaning of rules and regulations promulgated by the Securities and Exchange Commission. References in the 1994 Stock Option Plan to determinations or actions by the Committee shall be deemed to include determinations and actions by the Board of Directors.

           Subject to the express provisions of the 1994 Stock Option Plan, the Committee has the authority, in its sole discretion, with respect to options other than Director Options (as defined below) to determine, among other things: the key employees and consultants who are to receive options; the times when they may receive options; whether an option granted to an employee is to be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option is to become exercisable; whether an option is to be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments are to be cumulative; the date each installment is to become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price are to become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; and whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in an applicable stock option contract. With respect to all options, the Committee has such discretion to determine the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the 1994 Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the 1994 Stock Option Plan; and to make all other determinations necessary or advisable for administering the 1994 Stock Option Plan.

           Director Options
           ----------------

           On each April 30 during the term of the 1994 Stock Option Plan, each person who is a non-employee director of the Company ("Outside Director") on the immediately preceding March 31 will be granted an option ("Director Options") to purchase 125 shares of Common Stock for each month or portion thereof during the 12-month period ended on such March 31 that such person served as an Outside Director. In the event the remaining shares available for grant under the 1994 Stock Option Plan are not sufficient to grant the Director Options to each such Outside Director in any year, the number of shares subject to the Director Options for such year is to be reduced proportionately.

The Committee does not have any discretion with respect to the selection of Directors to receive Director Options or the amount, the price or the timing with respect thereto.

           Exercise Price
           --------------

           The exercise price of the shares of Common Stock under each option other than Director Options is to be determined by the Committee; provided, however, that the exercise price is not to be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its subsidiaries or of a parent, the exercise price of such ISO may not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The exercise price of the shares of Common Stock under each Director Option is equal to the fair market value of the Common Stock subject to the option on the date of grant.

           Term
           ----

           The term of each employee or consultant option granted pursuant to the 1994 Stock Option Plan is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the 1994 Stock Option Plan is to be for a period not exceeding ten years from the date of grant thereof, and further provided, that if, at the time an ISO is granted, the optionee owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its subsidiaries or of a parent, the term of the ISO is to be for a period not exceeding five years from the date of grant. Each Director Option is to be exercisable for a term of ten years commencing on the date of grant.

           Exercise
           --------

           An option (or any part or installment thereof), to the extent then exercisable, is to be exercised by giving written notice to the Company at its principal office. Payment in full of the aggregate exercise price may be made
(a) in cash or by certified check, or (b) in the case of an option other than a Director Option, if the applicable stock option contract at the time of grant so permits, with the authorization of the Committee, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) with any combination of cash, certified check or shares of Common Stock.

           The Committee may, in its discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed exercise notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price.

           Termination of Relationship
           ---------------------------

           Any employee holder of an option whose employment with the Company (and its parent and subsidiaries) has terminated for any reason other than his death or disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, said option terminates immediately. Options granted to employees under the 1994 Stock Option Plan are not affected by any change in the status of the holder so long as he or she continues to be a full-time employee of the Company, its parent or any of its subsidiaries (regardless of having been transferred from one corporation to another).

           The termination of an optionee's relationship as a consultant of the Company or of a subsidiary of the Company will not affect the option except as may otherwise be provided in the applicable stock option contract. A Director Option may be exercised at any time during its ten year term. The Director Option will not be affected by the holder ceasing to be a director of the Company or becoming an employee or consultant of the Company or any of its subsidiaries.

           Death or Disability
           -------------------

           If an optionee dies (a) while he is employed by the Company, its parent or any of its subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination of his employment by reason of disability, an employee's option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

           Any optionee whose employment has terminated by reason of disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

           The death or disability of a consultant optionee to whom an option has been granted under the 1994 Stock Option Plan will not effect the option, except as may otherwise be provided in the applicable stock option contract. The term of a Director Option will not be affected by the death or disability of the optionee. In such case, the option may be exercised at any time during its term by his executor, administrator or other person at the time entitled by law to the optionee's rights under such option.

           Adjustments Upon Changes in Common Stock
           ----------------------------------------

           Notwithstanding any other provisions of the 1994 Stock Option Plan, in the event of any change in the outstanding Common Stock by reason of a share dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the 1994 Stock Option Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

           In the event of (a) the  liquidation  or  dissolution of the Company,
(b) a  merger  or  consolidation  in  which  the  Company  is not the  surviving corporation, or (c) any other capital reorganization (other than a recapitalization) in which more than 50% of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options will terminate, unless other provision is made therefor in the transaction.

           Amendments and Termination of the 1994 Stock Option Plan
           --------------------------------------------------------

           No option may be granted under the 1994 Stock Option Plan after January 27, 2004. The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the 1994 Stock Option Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted thereunder meet the requirements for "incentive stock options" under the Code and to comply with the provisions of certain rules and regulations promulgated by the Securities and Exchange Commission, among other things; provided, however, that no amendment may be effective without the requisite prior or subsequent shareholder approval which would (a) except as required for anti-dilution adjustments, increase the maximum number of shares of Common Stock for which options may be granted under the 1994 Stock Option Plan, (b) materially increase the benefits to participants under the 1994 Stock Option Plan, or (c) change the eligibility requirements for individuals entitled to receive options under the 1994 Stock Option Plan.

           Non-Transferability of Options
           ------------------------------

           No option granted under the 1994 Stock Option Plan may be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by such holder or such holder's legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and may not be subject to execution, attachment or similar process.

           Withholding Taxes
           -----------------

           The Company may withhold cash and/or, with the authorization of the Committee, shares of Common Stock to be issued having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company may not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made.

           Federal Income Tax Treatment
           ----------------------------

           The following is a general summary of the federal income tax consequences under current tax law of ISOs and NQSOs. It does not purport to cover special rules relating to, among other things, the exercise of an option with previously acquired shares nor state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

           Generally, a holder does not recognize taxable income for federal income tax purposes upon the grant of an ISO or NQSO.

           In the case of an ISO, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period (a "disqualifying disposition"), a portion of his equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (but not more than the gain realized on the disposition) will be treated as ordinary income and the Company will generally be entitled to a deduction for such amount. Any additional gain or loss will be treated as a long-term or short-term capital gain or loss. Long-term capital gain is generally taxed at a more favorable rate than ordinary income. Proposed legislation would make such treatment even more favorable. There can be no assurance, however, that such proposed legislation will be enacted.

           Upon the exercise of a NQSO, the holder recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price of the NQSO; the holder's basis in the shares acquired is equal to the amount, if any, paid upon exercise, increased by the amount of ordinary income required to be recognized; and the Company is generally entitled to a deduction for the amount of ordinary income recognized by the holder. If the optionee later sells the shares acquired pursuant to the NQSO, he or she will recognize long-term or short-term capital gain or loss depending upon the optionee's holding period for the stock.

           Pursuant to currently applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of a NQSO that has been outstanding at least six months ordinarily will be the date of exercise. If a NQSO is exercised by a
Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Pursuant to a recent amendment to the rules under Section 16(b) of the

Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, while there can be no assurance that either of the conditions described in clauses (i) or (ii) above will be satisfied with respect to awards made under the 1994 Stock Option Plan, the taxable event for the exercise of a NQSO that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

           In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares on the date of exercise over the exercise price therefor is an increase to his alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

NEW PLAN BENEFITS

           Subject to shareholder approval of the amendment to the 1994 Stock Option Plan, set forth below is the number of shares of Common Stock underlying options currently determined to be granted under the 1994 Stock Option Plan to each of the persons indicated:


                                     Dollar Value   Number of Options
                                     ------------   -----------------

Non-Executive Directors as a Group   $418,200(1)          30,000


---------------

(1) Based on the fair market value per share of $13.94 on the last day of fiscal 1997.


   The Board of Directors recommends that shareholders vote FOR this proposal.

                                   Proposal 4

                           RATIFICATION OF APPOINTMENT
                                       OF
                        INDEPENDENT CERTIFIED ACCOUNTANTS


           The Board of Directors believes it is appropriate to submit for approval by its shareholders its appointment of Richard A. Eisner & Company, LLP as the Company's independent certified public accountant for the fiscal year ending March 31, 1998.

           Representatives of Richard A. Eisner & Company, LLP are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding these and any other appropriate matters.

  The Board of Directors recommends that shareholders vote FOR this proposal.

                               VOTING REQUIREMENTS

           Directors are elected by a plurality of the votes cast at the Meeting (Proposal 1). The affirmative vote of a majority of all outstanding shares entitled to vote at the Meeting will be required to approve the Company's 1996 Stock Option Plan (Proposal 2) and to approve the amendment to the Company's 1994 Stock Option Plan (Proposal 3). The affirmative vote of a majority of votes cast at the Meeting will be required to ratify the appointment of Richard A. Eisner & Company, LLP as independent certified accountants and auditors of the Company for the fiscal year ending March 31, 1998 (Proposal 4). Abstentions and broker nonvotes with respect to any matter are not considered as votes cast with respect to that matter.

           THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE NAMED IN THE PROXY AND FOR PROPOSALS 2, 3 AND 4.

                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

           Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company not later than April 13, 1998 for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER MATTERS

           Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

           All shareholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                By Order of the Board of Directors,

                                            GARY J. SIMON
                                              Secretary

August 8, 1997

                                   PROXY CARD


PROXY                                                                      PROXY

                       MOTORCAR PARTS & ACCESSORIES, INC.
                 (Solicited on behalf of the Board of Directors)


           The undersigned holder of Common Stock of MOTORCAR PARTS & ACCESSORIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Mel Marks and Richard Marks and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1997 Annual Meeting of Shareholders of MOTORCAR PARTS & ACCESSORIES, INC., to be held at The Penn Club, 30 West 44th Street, New York, New York, on Wednesday, September 3, 1997 at 10:30 A.M., New York City time, and at any adjournments or postponements thereof.

           The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

           Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

The Board of Directors recommends a vote FOR all listed nominees and FOR each of Proposals 2, 3 and 4


1.     Election of seven Directors.     |_| FOR all nominees listed
                                            (except as marked to the contrary)

                                        |_| WITHHOLD AUTHORITY
                                            to vote for all listed nominees


           Nominees: Mel Marks, Richard Marks, Karen Brenner, Selwyn Joffe, Mel Moskowitz, Murray Rosenzweig and Gary J. Simon (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.)


       PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE

2.     Proposal to approve the Company's 1996 Stock Option Plan.
       |_|  FOR         |_| AGAINST             |_| ABSTAIN

3.     Proposal to approve an amendment to the Company's 1994 Stock Option Plan.
       |_|  FOR         |_| AGAINST             |_| ABSTAIN

4. Proposal to ratify the Board of Director's selection of Richard A. Eisner & Company, LLP as the Company's independent certified public accountant for the fiscal year ending March 31, 1998.
       |_|  FOR         |_| AGAINST             |_| ABSTAIN

5. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.
       |_|  FOR         |_| AGAINST             |_| ABSTAIN



                                            The shares represented by this proxy
                                 will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR each of Proposals 2, 3 and 4 and in accordance with their discretion on such other matters as may properly come before the meeting.
                                 Dated_____________________________________,1997

                                 -----------------------------------------------

                                 -----------------------------------------------
                                                  Signature(s)

                                 (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                                 PLEASE  MARK AND SIGN ABOVE AND RETURN PROMPTLY